Exhibit 99.2

THE ELECTRONICS BUSINESSES OF TYCO INTERNATIONAL LTD.
SEGMENT RESULTS
(Unaudited)

	Fiscal 2006				Fiscal 2007
	Quarters Ended
	December 30,	March 31,	June 30,	September 29,	December 29,	March 30,
	2005	2006	2006	2006	2006	2007
	(in millions)
Net sales
Electronic Components	$2,158	$2,340	$2,449	$2,439	$2,390	$2,540
Network Solutions	393	412	475	460	421	454
Wireless Systems	202	206	214	252	207	219
Other	186	189	203	234	202	229
Total	$2,939	$3,147	$3,341	$3,385	$3,220	$3,442

Operating income (loss)
Electronic Components	$313	$373	$366	$352	$327	$351
Network Solutions	59	61	78	70	54	59
Wireless Systems	17	13	13	(282)	14	10
Other	(17)	(12)	(4)	9	(14)	(12)
Total	$372	$435	$453	$149	$381	$408